UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2008

TEKOIL  & GAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-52100	34-2035350
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

25025 I-45 North, Suite 525, The Woodlands, Texas 77380
(Address of principal executive offices, including Zip Code)

(281) 364-6950
(Registrant's Telephone Number, including Area Code)

(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership.

On June 10, 2008, the Company filed a Chapter 11 Voluntary Petition in the U.S. Bankruptcy Court, Southern District of Texas (Galveston), Bankruptcy Petition No. 08-80270, which has been initially assigned to Letitia Z. Clark, Office of the U.S. Trustee, 515 Rusk Avenue, Suite 3516, Houston, Texas 77002. A copy of the Press Release announcing such filing is attached hereto as Exhibit 10.80 and is incorporated herein by reference.

Item 8.01 Other Events.

On June 9, 2008, the Company received a communication addressed to Tekoil and Gas Gulf Coast, LLC and styled Notice of Foreclosure Sale—Galveston County, Texas, dated June 5, 2008. A copy of the Notice of Foreclosure Sale—Galveston County, Texas is attached to this report as Exhibit 10.81 and is incorporated herein by reference.

Additionally, on June 9, 2008, the Company received a communication addressed to Tekoil and Gas Gulf Coast, LLC and styled Notice of Foreclosure Sale—Chambers County, Texas, dated June 5, 2008. A copy of the Notice of Foreclosure Sale—Chambers County, Texas is attached to this report as Exhibit 10.82 and is incorporated herein by reference.

Each of the above Notices of Foreclosure Sale purports to set July 1, 2008 as the date for a foreclosure sale of properties located in the county described therein, securing a Promissory Note, dated May 11, 2007, in the principal amount of $50,000,000.00 in favor of J. Aron & Company.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired .

None.

(b) Pro Forma Financial Information .

None.

(c) Shell Company Transactions .

None

(d) Exhibits .

Exhibit 10.80	Press Release, dated June 11, 2008, entitled “Tekoil & Gas Corporation Files for Chapter 11 Protection.” (filed herewith)

Exhibit 10.81	Notice of Foreclosure Sale—Galveston County, Texas, dated June 5, 2008. (filed herewith)

Exhibit 10.82	Notice of Foreclosure Sale—Chambers County, Texas, dated June 5, 2008. (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEKOIL & GAS CORPORATION

Date: June 12, 2008	/s/ Gerald Goodman
Gerald Goodman Chief Financial Officer